                                                                    Exhibit 10.9

                     ALTERNATIVE CONSTRUCTION COMPANY, INC.
                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT made as of January 21, 2005 by and between Alternative Construction Company, Inc., a Florida corporation ("Employer" or the "Company"), and Joseph Deming ("Executive").

        WHEREAS, Alternative Construction Company, Inc. is acquiring Alternative Construction Technologies, Inc., ("ACT") a Tennessee Corporation, and that Joseph Deming is currently the President of ATC.

        WHEREAS, Employer recognizes Executive's special value and significant contribution to Employer as its Chief Technology and Engineering Officer, and Executive wishes to be employed by Employer with the duties and responsibilities as hereinafter described, and Employer desires to assure itself of the availability of Executive's services in such capacity.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged. Employer and Executive hereby agree as follows:

        1. Employment. Employer hereby agrees to employ Executive, and Executive hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth. This contract is effective upon the closing of the acquisition between the Company and ATC.

        2. Term and Termination. The Initial Term of this Agreement (the "Service Period") shall commence on the effective day of the closing of the acquisition between the Company and ATC. Subject to the provisions for termination of this Agreement set forth below, the term of employment shall continue for a period of one year and thereafter shall automatically renew for two additional one year terms.

        (a). This Agreement and Executive's employment may be terminated by Company at its discretion, provided that in such case, Executive shall be paid as severance an amount equal to 2 months of Executive's then applicable base salary for each year of service. In the event of such a discretionary termination, Executive shall not be entitled to receive any Incentive Compensation payment or any other compensation then in effect, prorated or otherwise.

        (b). This Agreement may NOT be terminated by Executive during the initial term. The Executive may terminate this agreement at Executive's discretion, after initial term, by providing at ninety (90) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve Executive of all duties and immediately terminate this Agreement, provided that Company shall pay Executive at the then applicable base salary rate to the termination date included in Executive's original termination notice.

        (c). In the event that Executive is in breach of any material obligation owed Company in this Agreement, which in the opinion of 66% of the members of the Board: habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive. In event of termination of the

/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
---------------                                         ---------------
    Company                                                 Employee

Agreement pursuant to this subsection, Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

        (d). In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement may be terminated, but the Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement. Should the transferee or the surviving company not be bound by the provisions of this Agreement, the Executive will receive payment in one lump sum for the remainder of the term of this agreement. Payment will be due on the date of closing.

        (e) This Agreement shall terminate in the event (i) the death of the Executive, (ii) disability, where the Executive by reason of accident or illness in unable to perform his duties for a period of six consecutive months or for a period of seven months in a period of 12 consecutive months; or (iii) in the event the Employer ceases operation.

        3. Duties. Executive shall, subject to the legal authority vested in the Board of Directors (the "Board"), serve as, and have all power and authority inherent in the offices of, Chief Technology and Engineering Officer, and shall be responsible for those areas in the conduct of the business assigned to him by the Board, including, without limitation, (i) providing management and day-to-day oversight of manufacturing plants, (ii) provide management and oversight for strategic product enhancements and improvements; (iii) involvement in the Company's public relations and investor relations efforts; and (iv) and such other duties and responsibilities as may from time to time be assigned by the Board. Executive shall devote all his business time and efforts to the business of Employer. Executive shall report directly to the Chief Executive Officer.

        4. Executive's Loyalty to Employer's Interests. Executive shall devote all of his time, attention, knowledge and skill solely and exclusively to the business and interests of Employer, and Executive shall be entitled to all benefits, emoluments, profits and other issues arising from or incident to any and all work, services and advice of Executive. Executive expressly agrees that during the term hereof he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any business that manufactures panels, except that nothing herein contained shall be deemed to prevent or limit the right of Executive to invest any or his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent or limit from investing his surplus funds in real estate.

        5. Confidentiality, Non-Compete, Non-Solicitation and Investments. The Executive recognizes and agrees that all copyrights, trademarks, or other intellectual property rights to created works arising in any way from, or related to, the Executive's employment by the Company are the sole and exclusive property of the Company, agrees to not assert any rights to those works against the Company or any third-parties and agrees to assist the Company in any way requested to procure or protect the Company's rights to those works. Upon cancellation of this Agreement by either party for any reason, or if requested by the Board at any time, the Executive will return to the Company all documents, books, manuals, lists, records, publications or other materials, whether in written, electronic or other form, passwords, keys, credit cards, equipment, or other articles that came into the Executive's possession in connection with the Executive's employment by the Company and to maintain no copies or duplicates without the prior written approval of the Board of Directors

/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
---------------                                         ---------------
    Company                                                 Employee
of the Company. The Executive will maintain in confidence during and subsequent to the Executive's employment any information about the Company or its members which is confidential information or which might reasonably be expected by the Executive to be regarded by the Company as confidential and will not use that information except for the benefit of the Company. Upon cancellation of this Agreement by either party for any reason, the Executive will refrain for three
(3) years from (a) undertaking employment or any compensated duties on behalf of any company or firm that provides services or products to clients in competition with the Company, or (b) soliciting any individual who is then or was at any time within the preceding six months an employee of the Company to leave the Company's employment, in either case unless the Board of Directors of the Company provides prior written approval of the employment, duties or solicitation. The Executive will not make or direct any personal investments in the pharmaceutical field based substantially upon information conveyed to the Executive as an employee of the Company where the information is conveyed with a request for, or in the expectation of, confidentiality. The provisions of this paragraph will survive cancellation of this Agreement.

        6. Compensation and Other Provisions. Executive shall be entitled to the compensation and benefits hereinafter described in subsections (a) through (g) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

        (a) Base Salary. Employer shall pay to Executive a base salary of $55,000 per annum for the period commencing the effective date of the acquisition of ACT by the Employer through the remainder of the Service Period (such amount, as it may be increased from time to time, may sometimes hereinafter be referred to as "Base Salary"). However, Executive's base salary shall be reviewed each year by the Board and the Compensation Committee during the Service Period and may be increased (but not decreased) as the Board may determine.

        {b) In addition to the base salary, employee will be eligible for quarterly incentive bonus compensation as authorized by the Corporation and its Board of Directors. The Corporation and its Board of Directors will establish the first incentive bonus plan based on results for calendar year 2004. The Employee's annual target bonus will not be less than 50% of the Employee's annual base salary. Whether the Employee is awarded all or any portion of these bonuses will be based upon specific criteria established by the Corporation and its Board of Directors. These criteria will reflect overall performance as compared to the planned goals of the Corporation, as well as the Employee's contribution to the Corporation's performance.

        (c) Participation in Benefit Plans. During the Service Period, Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, incentive stock option plans, 401(k) plans, pension plans, profit sharing plans, retirement and other employee benefit plans of Employer consistent with such benefits provided to executive management of Employer. Employer shall in all events provide and pay the full costs of all medical and insurances for Executive as noted above or as may be added throughout the Service Period.

        (d) Expense Reimbursement. Employer will within 10 days reimburse Executive for all reasonable out-of-pocket business expenses incurred in connection with the performance of Executive's services hereunder, including, without limitation, all travel, telephone, entertainment and similar business expenses. Expenses exceeding $500 per event requires prior approval.

        (e) Disability Insurance Policy. The Company shall have the option to maintain and be the owner

/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
---------------                                         ---------------
    Company                                                 Employee
of a disability insurance policy on the Executive's life, and Executive agrees to submit to any physical examination, and to otherwise cooperate in any other procedures required to obtain such policy.

        7. Stock Options. Concurrent herewith, Employer and Executive shall enter into a certain Stock Option Agreement ("Stock Option Agreement") providing for certain rights to Executive, participation in the Employer's qualified incentive stock option plan, and cashless exercise. The terms of the rights shall be provided in the separate Stock Option Agreement.

        8. Representations and Warranties. Executive hereby represents and warrants to the Employer that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, and (ii) Executive is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other person or entity which in any way may restrict, impair or limit the performance of his duties hereunder.

        9. Disclosure and Protection of Confidential Information.

        (a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Executive may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Executive). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents and experimental and development work techniques, and (ii) marketing and other information, such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer. Notwithstanding the foregoing, any information which is or becomes generally available to the general public otherwise than by breach of this Section 11 shall not constitute Confidential Information for purposes of this Agreement.

        (b) During the term of this Agreement and thereafter, Executive agrees, to hold in confidence all Confidential Information and not to use such information for Executive's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize, any Confidential information for any purpose, except in the course of Executive's work for Employer.

        (c) Executive will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that could be made to, such rules and regulations.

        (d) Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports, and all similar or related information which relates to Employer's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive at any time while employed by Employer, or made thereafter as a result of any invention conceived or work done at any time during employment with Employer (hereinafter

/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
---------------                                         ---------------
    Company                                                 Employee
referred to as "Work Product"), and all Executive's right, title and interest in and to Work Product, shall be regarded as made and held by Executive in a fiduciary capacity solely for the benefit of Employer and shall exclusively belong to Employer. Executive will promptly disclose such Work Product to the Board of Directors of Employer and perform all actions reasonably requested by the Board of Directors of Employer (whether during or after the term of Executive's employment with Employer) to establish and confirm such ownership (including, without limitation, execution of any and all assignments, conveyances, consents, powers of attorney and other instruments).

        (e) Executive will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

        (f) Upon termination of employment, Executive will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control. The provisions of this Section 11 shall survive the termination of Executive's employment with Employer.

        10. Availability of Injunctive Relief. Executive acknowledges and agrees that any breach by him of the provisions of Section 10 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Executive therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as enforcement. Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

        11. Indemnification. Employer hereby releases and agrees to unconditionally indemnify and hold Executive harmless from against all losses, liabilities, claims, actions, judgments, demands, costs, expenses, fines, penalties, fees, and damages, of any kind or nature, including, without limitation, attorney's fees and costs and whether or not suit is instituted, that are suffered or incurred by Executive, directly or indirectly, relating to, arising out of or in connection with any events, occurrences or circumstances of or involving Employer prior to the effective date of this Agreement, irrespective of whether or not Executive is now aware or shall hereafter become aware of such events, occurrences or circumstances or additional facts relating thereto.

        12. Directors and Officers Liability Insurance. Company agrees to obtain Directors and Officers Liability Insurance in such amounts and under such terms as the Board of Directors may agree, and to provide such Directors and Officers Liability Insurance coverage to Executive during the term of his employment with the Company.

        13. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement: shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

        14. Entire Agreement: Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may he modified only by a written instrument duly executed by each party.

/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
---------------                                         ---------------
    Company                                                 Employee

        15. Notices. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following address of Executive (or to such other address as Executive may notify in writing to Employer):

        16. Waiver. Any waiver by cither party of a breach of any provision of this Agreement shall not operate as or be constructed be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

        17. Binding Effect. The provisions of this Agreement shall be binding upon the Executive and his heirs and persona1 representatives, and shall be binding upon and inure to the benefit of Employer, its successors and assigns.

        18. No Assignment. Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

        19. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

        20. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

        21. Governing Law: Venue. This Agreement will be governed and construed under the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Brevard County, Florida.

/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
---------------                                         ---------------
    Company                                                 Employee

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first hereinabove written.

                               EMPLOYER:  Alternative Construction Company Inc.

                               SIGNATURE: /s/
                                          --------------------------------------
                               NAME:

                               TITLE:

                               DATE:      January 21, 2005


                               EXECUTIVE: Joseph A. Deming

                               SIGNATURE: /s/ Joseph A. Deming
                                          --------------------------------------
                               DATE:      January 21, 2005


---------------                                         ---------------
    Company                                                 Employee